Exhibit 99.1

Millstream II Acquisition Corporation Announces Results of the Special Meeting of Stockholders on April 11, 2007

Wayne, PA --- Millstream II Acquisition Corporation (OTCBB: MSMA, MSMAW and MSMAU) (“Millstream II”), a special purpose acquisition company, announced today that its stockholders voted to approve the dissolution of Millstream II and its proposed plan of liquidation, as presented in the Millstream II proxy statement dated March 22, 2007, at the special meeting of the stockholders held on April 11, 2007.

This approval was a necessary condition to Millstream II returning its net assets to holders of common shares issued in its initial public offering (Public Shares), which is now in progress.

At Millstream II's special meeting held today, a total of 3,923,399 shares (70.1% of the Company’s outstanding) were represented, of which 3,916,399 (69.9% of the outstanding) voted in favor of the dissolution and liquidation and 3,743,499 (66.8% of the outstanding) approved authorizing adjournment or postponement of the meeting for further proxy solicitation, which proved not to be necessary.

Millstream II has completed discussions with substantially all of its existing creditors and is in the process of discharging its obligations to them. It is in the process of filing dissolution papers with the State of Delaware, and expects to commence distribution of all funds held in its IPO trust account during the second week of May. No payments will be made in respect of Millstream II's outstanding warrants or in respect of shares held by Millstream II's pre-IPO stockholders.

Millstream II further announced that it intends to submit a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended. As a result, Millstream II will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Company Contact:
Arthur Spector
Chairman and Chief Executive Officer
Millstream II Acquisition Corporation
610-293-2511